UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2008
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

15660 North Dallas Parkway, Suite 850
Dallas, TX (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 29, 2008, Diodes Incorporated (the “Company”) entered into a settlement with UBS AG and its affiliates (“UBS”) to provide liquidity for the Company’s $320.7 million auction rate securities (“ARS”) portfolio.
     The settlement includes, but is not limited to, the following arrangements: providing the Company the right to sell its $320.7 million of ARS to UBS at 100% par value beginning June 30, 2010 through July 2, 2012, providing the Company a “no net cost” loan for up to 75% of market value, replacing the Company’s existing $165.0 million UBS margin loan, reimbursing the Company approximately $800,000 for the difference between the cost-to-date of the Company’s existing UBS margin loan and the applicable interest received on the Company’s ARS portfolio, the Company releasing UBS from all claims except claims for consequential damages relating to the Company’s sales of ARS, and UBS having the right to sell the Company’s ARS at par without notice, provided UBS pays the proceeds of the sales of the Company within one day of the settlement of transaction.
     The foregoing summary of the Company’s ARS settlement with UBS is qualified in its entirety by the copy of the settlement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 4, 2008, the Company accepted an offer of no net cost credit line (“No Net Cost Loan”) from UBS BANK USA (“UBS Bank”) with a credit line up to 75% of the market value, as determined by the UBS Bank, of the Company’s ARS that the Company pledged as collateral. UBS Bank may, upon the request of the Company, make one or more advances to the Company.
     The interest that the Company pays on the No Net Cost Loan will not exceed the interest that the Company receives on the ARS that the Company have pledged to the UBS Bank as security for the No Net Cost Loan and which are held in the collateral account.
     UBS Bank will not make an advance against the ARS collateral in amounts equal to the fair market or par value of the ARS collateral unless the Company arranges for another person or entity to provide additional collateral or assurances on terms and conditions satisfactory to the UBS Bank.
     UBS Bank may demand full or partial payment of the No Net Cost Loan, at its sole option and without cause, at any time. All No Net Cost Loan advances are subject to collateral maintenance requirements. UBS Bank may, at any time, in its discretion, terminate and cancel the No Net Cost Loan. If at any time UBS Bank exercises its right of demand under certain sections of the Credit Line Agreement, then UBS Financial Services Inc. shall provide as soon as reasonably possible, alternative financing on substantially the same terms and conditions as those under the Credit Line Agreement and UBS Bank agrees that the Credit Line Agreement shall remain in full force and effect until such time as such alternative financing has been established. If alternative financing cannot be established, then one of the UBS Entities will purchase the pledged ARS at par.
     If the Company elects to sell any ARS that are pledged as collateral under the Credit Line Agreement with UBS Bank to a purchaser other than UBS Bank, UBS Bank intends to exercise its right to demand repayment of the No Net Cost Loan relating to the ARS sold by the Company.
     For more information, please see Exhibits 99.2, 99.3 and 99.4 attached hereto.

Item 7.01.	Regulation FD Disclosure.
     On November 4, 2008, the Company issued a press release regarding the Company entering into an ARS settlement with UBS. A copy of the press release is attached as Exhibit 99.5.
The information in this Item 7.01, including Exhibit 99.5 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
     See exhibit index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2008	DIODES INCORPORATED
	By:	/s/ Carl C. Wertz
Carl C. Wertz,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Acceptance Form, Offering Letter and Current Rate and Dividend Information on UBS’ Offer Relating to Auction Rate Securities Settlement with Diodes Incorporated dated as of October 8, 2008, issued by UBS Financial Services Inc.

99.2	Credit Line Account Application and Agreement for Organization and Businesses dated as of November 4, 2008, between Diodes Incorporated and UBS Bank USA.

99.3	Addendum to Credit Line Account Application and Agreement dated as of November 4, 2008, between Diodes Incorporated and UBS Bank USA.

99.4	Important Notice on Interest Rates and Payments dated as of November 4, 2008, between Diodes Incorporated and UBS Bank USA.

99.5	Press release dated November 4, 2008